UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure.

On August 29, 2014, State Street Corporation published on its website qualitative and quantitative disclosures regarding regulatory capital for the fiscal quarter ended June 30, 2014, as required by the Basel III regulatory capital rules issued by the Board of Governors of the Federal Reserve System in 2013. The disclosure also includes qualitative and quantitative information about market risk associated with trading activities for the same period, as required by the Federal Reserve’s 2012 market risk capital rule. State Street's disclosure can be found on the Investor Relations section of its website, at www.statestreet.com/stockholder, under “Filings & Reports.”

Consistent with bank regulatory requirements, State Street intends to similarly publish updates to these disclosures on a quarterly basis on the Investor Relations section of its website, at www.statestreet.com/stockholder, under "Filings & Reports." Those materials will be published each quarter, during the period beginning after State Street's public announcement of its quarterly results of operations and ending on or prior to the due date under applicable bank regulatory requirements (i.e., ordinarily, ending no later than 60 days following year-end or 45 days following each other quarter-end, as applicable).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ Tracy Atkinson
	Name:	Tracy Atkinson
	Title:	Executive Vice President
Date: August 29, 2014